FORM OF VALHI, INC. GUARANTY
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          Valhi, Inc., a Delaware corporation ("Guarantor"), in order to induce
SIERRA PINE, a California limited partnership (the "Buyer") to enter into an
Asset Purchase Agreement dated as of January   , 1997 (the "Agreement") by and
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among Buyer and Medite Corporation, a Delaware corporation and a subsidiary of
Guarantor (the "Seller"), hereby unconditionally and irrevocably guarantees to Buyer the full and timely performance by Seller of all of the obligations set forth in Section 9, 10, 12 and 13 of the Agreement on Seller s part to be performed, provided however, that Guarantor shall have no obligation to perform any of Seller's obligations unless and until (i) Seller shall have defaulted in the performance of such obligations and such default is continuing without cure on the part of Seller; and (ii) Buyer shall have given Guarantor thirty (30) day's notice of such default on the part of Seller.

          Guarantor hereby expressly waives (1) notice of acceptance of this guaranty and (2) any other notice given to Seller in accordance with the provisions of the Agreement on any default under the Agreement or otherwise, except as provided in the first paragraph of this Guaranty. Guarantor hereby authorizes Buyer to forbear with respect to, amend, modify, enlarge, extend, compromise and discharge any or all of the obligations of Seller under the Agreement without notice to or consent by Guarantor. Guarantor acknowledges and agrees that its liability under this guaranty is joint and several with Seller and, upon any continuing default by Seller, Buyer shall not be obligated to first attempt enforcement against Seller but shall only be obligated to give the notice provided in the first paragraph of this Guaranty. Guarantor hereby waives any and all defenses to enforcement of this guaranty, now existing or hereafter arising, which may be available to guarantors, sureties and other secondary parties at law or in equity.

          Guarantor represents and warrants to Buyer that (a) Guarantor is a corporation validly existing and in good standing under the laws of the State of Delaware; (b) all necessary corporate action has been duly taken by it to authorize the execution, delivery and performance by it of this guaranty, (c) this guaranty is being executed on Guarantor s behalf by a duly authorized representative, (d) this guaranty is the legally valid and binding obligation of Guarantor enforceable in accordance with its terms, and (e) the execution and the delivery of this Guaranty will not (i) violate any valid constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Guarantor is subject or any provision of the charter or bylaws of the Guarantor, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Guarantor is a party or by which it is bound or to which any of its assets is subject except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or obtain consent, would not have a material adverse effect on the financial condition of the Guarantor taken as a whole

          Guarantor agrees to pay all reasonable costs and expenses, including reasonable attorney fees and related costs, incurred by Buyer in enforcing Guarantor s liability to Buyer under this guaranty whether or not a civil action or similar proceeding (including claims and proceedings in and before the bankruptcy court or arbitrators) is filed, prosecuted or appealed. If an action or proceeding is filed, prosecuted or appealed, the reasonableness of such attorney fees shall be determined by the trial judge and if, appealed, by the appellate court.

          This Guaranty contains the sole and entire understanding and agreement of the undersigned and the Buyer with respect to the guarantee by the Guarantor hereunder, and all prior negotiations, discussions, commitments, representations, agreements and understandings heretofore had with respect thereto are merged herein. This Guaranty cannot be changed or terminated orally.

          This Guaranty shall be governed by, and construed in accordance with, the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be given in the manner set forth in Section17(g) of the Agreement, with all notices hereunder to Guarantor being delivered to the address to which notices are to be given to Seller under Section17(g) of the Agreement.

          This guaranty shall be binding upon Guarantor and its successors and assigns, and shall inure to the benefit of and be enforceable by Buyer and its successors and assigns.

Dated as of January    , 1997.
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                              VALHI, INC., a Delaware corporation

                              By:
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                              Name:
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